Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors of Diamond Resorts International, Inc.

10600 West Charleston Boulevard

Las Vegas, NV 89135

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the consolidated financial statements of Diamond Resorts Parent, LLC and subsidiaries; our report dated August 6, 2012, relating to the consolidated financial statements of Pacific Monarch Resorts, Inc. (Debtor-in-Possession), and our report dated May 6, 2013, relating to the combined financial statements of Resort Services Group, LLC, Monarch Grand Vacations Management, LLC, Monarch Owner Services, LLC, and Monarch Owner Services, Inc., appearing in Diamond Resorts International, Inc.’s Registration Statement on Form S-1 filed on June 14, 2013, as amended (File No. 333-189306). Our report relating to Pacific Monarch Resorts, Inc. (Debtor-in-Possession) contains an explanatory paragraph regarding its ability to continue as a going concern.

/s/ BDO USA, LLP

Las Vegas, Nevada

July 23, 2013